UNITED STATES
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Shutterfly, Inc.
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REDWOOD CITY, Calif.—Shutterfly Inc. (NASDAQ: SFLY) today issued an open letter to Shutterfly employees in connection with its 2015 Special Meeting of Stockholders, scheduled for December 18, 2015.

The full text of the email follows:

ACTION REQUESTED: Stockholder Voting is Underway for Dec. 18th Special Meeting

Dear Shutterfly Team,

As you may know, we are holding the 2015 Special Meeting of Stockholders on December 18, 2015, to vote to approve a new stock plan authorizing 1.4 million shares for equity grants to employees.  If you are a stockholder, you should have received a proxy in the mail last week or an email from id@proxyvote.com around November 21. The proxy is also available on our website at http://ir.shutterfly.com/annuals.cfm.

The approval of this proposal is very important to Shutterfly. Please take a moment now to vote, either by proxy card, or online using the control number you received.

If you have any questions, please contact our VP of Investor Relations & Risk Management, Christiane Pelz. She can be reached via email at cpelz@shutterfly.com.

Your vote is very important.  Thank you.